                                                                    Exhibit 11.0

                    PAMRAPO BANCORP, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                -----------------------------------------------




                                                           Three Months Ended              Six Months Ended
                                                              June 30, 2000                  June 30, 2000
                                                           -------------------          ---------------------

Net income                                                      $1,096,955                    $2,181,927
                                                                ==========                    ==========

Weighted average shares outstanding - basic and diluted          2,630,515                     2,656,775
                                                                ==========                    ==========

Basic and diluted earnings per share                            $     0.42                    $     0.82
                                                                ==========                    ==========